Exhibit 23(a)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92095) of Scottish Power, plc of our report dated June 21, 2002 relating to the financial statements of the PacifiCorp K Plus Employee Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Portland, Oregon

June 27, 2002